Exhibit 23.1

                         POHL, MCNABOLA, BERG & CO., LLP
                         50 FRANCISCO STREET, SUITE 120
                             SAN FRANCISCO, CA 94133
                       TEL: 415-399-1330 FAX: 415-399-9212
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Board of Directors of
FinancialContent, Inc.

Re:      Registration Statement on Form S-8

Gentlemen:


We consent to the inclusion in this registration statement on Form S-8, dated August 27, 2004, under the caption "Experts", the reference to our report dated October 14, 2003 with respect to the Financial Statements of FinancialContent, Inc., for the years ended June 30, 2003 and 2002.



/s/ Pohl, McNabola, Berg & Company LLP
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Pohl, McNabola, Berg & Company LLP
August 27, 2004
San Francisco, CA




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